Exhibit 10.10
*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
THIRD AMENDMENT TO
EXCLUSIVE DISTRIBUTION AGREEMENT
BETWEEN
AKORN, INC., AND
MASSACHUSETTS BIOLOGICAL LABORATORIES
     This Third Amendment (the “Third Amendment”) is entered into as of August 1, 2008 (the “Effective Date”), by and between Massachusetts Biologic Laboratories of the University of Massachusetts Medical School (“MBL”) and Akorn, Inc. (“Akorn”) (each a “Party” and together the “Parties”).
Recitals
     WHEREAS, MBL as manufacturer and Akorn as distributor entered into an Exclusive Distribution Agreement for Tetanus-Diphtheria vaccine (“Td vaccine”) on March 22, 2007 (the “Exclusive Distribution Agreement” or the “Agreement”);
     WHEREAS, by an Amendment with an effective date of July 3, 2008 (the “First Amendment”), and an Amendment with an effective date of July 30, 2008 (the “Second Amendment”), MBL and Akorn modified their Exclusive Distribution Agreement for certain purposes (the “Modified Exclusive Distribution Agreement” or the “Modified Agreement”); and
     WHEREAS, since the effective date of the Second Amendment, circumstances have arisen that warrant a further amendment to the Modified Exclusive Distribution Agreement;
     NOW, THEREFORE, the Parties agree to amend the Modified Exclusive Distribution Agreement as follows:
Amendment
1.	Consideration. The Parties agree that the consideration for this Third Amendment consists of the mutual benefits arising from the modifications set out below.

2.	Amendment to Section 2(a)(1)(2). Section 2(a)(1)(2) is hereby corrected by deleting the Section in its entirety and replacing it with the following language:
2(a)(1)(2)	Delivery of Single Dose Vials to Akorn. MBL will make available to Akorn for pickup [***...***] doses in single dose vials (the “Replacement Doses”) in consideration of Akorn’s timely payment of the first installment of the Year 1 Resolution Amount (as such term is defined in Section 2 (a)(3) (Akorn Resolution Payment) below). Of the
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Replacement Doses, Akorn will pick up [***...***] doses on or before August 15, 2008, and the remainder of the Replacement Doses on or before September 30, 2008. Dating for Replacement Doses will be no less favorable than the dating for single dose vials distributed in Year 1 under Section 2(c) of the Modified Exclusive Distribution Agreement, i.e. no less than 12 months. Specifically, not more than [***...***] of the [***...***] Replacement Doses to be delivered on August 15, 2008 will have an expiration date of April 15, 2010 and all remaining Replacement Doses will have at least 20 months of dating.
3.	Confidentiality. The Parties understand and agree that the terms and conditions of this Third Amendment are and shall at all times remain confidential. Neither Party shall disclose the terms or conditions of this Amendment, except for required disclosures to: (a) tax advisors; (b) attorneys; (c) accountants; or (d) if required to do so by law, regulatory authorities, or legal process.

4.	Effect of Amendment. Nothing in this Third Amendment is intended to modify, alter, reduce or change the rights or obligations of Akorn and MBL in the Modified Exclusive Distribution Agreement, except as expressly stated in this Third Amendment. In the event there is any conflict between the terms of this Third Amendment and the terms of the Modified Agreement, the terms of this Third Amendment shall control.

5.	Continued Effectiveness. Unless specifically modified or amended by the terms of this Third Amendment, all the terms, conditions, liabilities and obligations of the Modified Exclusive Distribution Agreement shall be and remain applicable, in effect, valid, and enforceable between the parties and applicable to this Third Amendment; all in accordance with the terms of the Modified Exclusive Distribution Agreement.

6.	Additional Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Modified Exclusive Distribution Agreement.

7.	Execution in Counterparts. This Third Amendment may be executed in one or more counterparts, each of which when so executed will be deemed to be an original, and all such counterparts together will constitute but one and the same instrument.

In Witness Whereof, the Parties have caused this Amendment to be executed by their duly authorized representatives.
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Akorn, Inc.		Massachusetts Biologic
Laboratories of the University of
Massachusetts Medical School

By:	/s/ Arthur Przybyl	By:	/s/ Donna M. Ambrosino, M.D.

	Arthur Przybyl		Donna M. Ambrosino, M.D.
	President and CEO		Director
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

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